Ex. 10.1




                              FORBEARANCE AGREEMENT

         FORBEARANCE AGREEMENT, dated of as July 15, 2008 by and between GULF COAST OIL & GAS, INC. (the "Company"), and YA GLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) ("YA Global"). All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.


                              W I T N E S S E T H:

         WHEREAS, the Company and YA Global have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the "Transaction Documents" pursuant to which, YA Global is the holder of the following secured convertible debentures (collectively, the "Debentures") issued by the Company:


------------------------------------------- ----------------------------------- --------------------------------------
          DEBENTURE DESCRIPTION                   PRINCIPAL OUTSTANDING              ACCRUED AND UNPAID INTEREST
------------------------------------------- ----------------------------------- --------------------------------------
10% Secured  Convertible  Debenture issued           USD $403,454.13                        $ 115,279.14
on February 1, 2006,  due February 1, 2009
in   the   face   amount   of    $500,000.
(Debenture No. CCP-1)
------------------------------------------- ----------------------------------- --------------------------------------
------------------------------------------- ----------------------------------- --------------------------------------
10% Secured  Convertible  Debenture issued                USD $0                             $ 55,027.61
on April 5,  2006,  due  April 5,  2009 in
the face  amount of  $500,000.  (Debenture
No. CCP-2)
------------------------------------------- ----------------------------------- --------------------------------------


         The amounts referenced in this chart above are as of June 1, 2008 and do not include any additional costs, charges, expenses, or liquidated damages.

         WHEREAS, the Company has breached the terms of the Transaction Documents as set forth in the default letter dated March 17, 2008 (the "Existing Defaults") a copy of which is attached hereto as Exhibit A; and

         WHEREAS, YA Global is willing to agree to forbear from exercising certain of its rights and remedies on the terms and conditions specified herein;

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

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1.       ACKNOWLEDGMENTS.

         a. Acknowledgement of Obligations. The Company hereby acknowledges, confirms and agrees that as of the date hereof, the Company is indebted to YA Global under the Debentures and the Transaction Documents in the outstanding principal amount plus accrued and unpaid interest thereon set forth in the first Whereas clause above. In addition to the principal and interest set forth herein, all interest accrued and accruing hereafter and all liquidated damaged, fees, costs, expenses and other charges now or hereafter payable by the Company to YA Global under the Transaction Documents (collectively, the "Obligations"), are unconditionally owing by the Company to YA Global, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         b. Acknowledgement of Security Interests. The Company hereby acknowledges, confirms and agrees that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to the Security Agreement between the Company and YA Global dated February 1, 2006 or otherwise granted to or held by YA Global. The Company hereby acknowledges, confirms and agrees that YA Global has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Pledged Property heretofore granted to YA Global pursuant to the Security Agreement between the Company and YA Global dated February 1, 2006 or otherwise granted to or held by the YA Global.

         c. Binding Effect of Documents. The Company hereto acknowledges, confirms and agrees that: (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to YA Global by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) YA Global is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

2.       FORBEARANCE IN RESPECT OF CERTAIN EVENTS OF DEFAULT.

         a. Acknowledgement of Default. The Company hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, and each constitutes an Event of Default and entitles YA Global to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise. The Company further represents and warrants that as of the date hereof no other Event of Default under the Transaction Documents exist. YA Global has not waived, presently do not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to

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

               constitute any such waiver. The Company hereby acknowledges and agrees that YA Global has the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Transaction Documents.

         b.    Forbearance.

               i. In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, YA Global agrees to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the "Forbearance Period") commencing on the date hereof and ending on September 30, 2008, so long as the following conditions are met: (i) the Company strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any Event of Default, other than the Existing Defaults.

               ii. Upon the termination or expiration of the Forbearance Period, the agreement of YA Global to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit YA Global to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind. This Agreement shall be deemed to satisfy any and all requirements by YA Global to notify the Company of the occurrence of the Existing Defaults and satisfies any obligation by YA Global to give the Company an opportunity to cure the Existing Defaults.

         c.    No Other Waivers; Reservation of Rights.

               i. YA Global has not waived, is not by this Agreement waiving, and has no intentions of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and YA Global has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

               ii. Subject to Section 2(b) above (solely with respect to the Existing Defaults), YA Global reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default which may be continuing on the date hereof

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

                    or any Event of Default which may occur after the date hereof, and YA Global has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

3. AMENDMENT OF WARRANTS. Pursuant to the terms and conditions of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company will amend each of the existing warrants (specifically Warrant No. CCP-001 dated February 1, 2006 ("Warrant No. CCP-001"), Warrant No. CCP-002 dated February 1, 2006 ("Warrant No. CCP-002"), Warrant No. CCP-003 dated February 1, 2006 ("Warrant No. CCP-003"), Debenture No. CCP-004 dated February 1, 2006 ("Warrant No. CCP-004") and Debenture No. CCP-005 dated February 1, 2006 ("Warrant No. CCP-005"), and collectively, the "Warrants") by executing an amendment (the "Warrant Amendments") in substantially the form attached hereto as Exhibit B for each of the Warrants. Pursuant to the Warrant Amendments, the following amendment will be made to the Warrants:

         a.    the Exercise Price (as defined in the Warrants) shall be $0.001.

         b. the Expiration Date (as defined in the Warrants) shall be amended to provide for a date seven (7) years from the Issuance Date (as defined in the Warrants).

4. WARRANTS. In consideration of the agreements set forth herein, the Company shall issue to YA Global five (5) warrants in substantially the form attached hereto as Exhibit C to purchase shares of Common Stock of the Company as follows, for a period of seven (7) years from the issuance date:

         a. Warrant to purchase 2,500,000 shares, at an exercise price of $0.01 per share;

         b. Warrant to purchase 2,333,333 shares at an exercise price of $0.015 per share.

         c. Warrant to purchase 2,250,000 shares at an exercise price of $0.02 per share.

         d. Warrant to purchase 2,400,000 shares at an exercise price of $0.025 per share.

         e. Warrant to purchase 2,833,333 shares at an exercise price of $0.03 per share.

5. AMENDMENT OF DEBENTURES. Pursuant to the terms and conditions of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company will amend each of the Debentures by executing an amendment (the "Debenture Amendments") in substantially the form attached hereto as Exhibit D for each Debenture. Pursuant to the Debenture Amendments, the following amendments will be made to the
         Debentures:

         a. Interest will accrue on the outstanding principal balance of the Debentures at an annual rate equal to eighteen percent (18%) per annum effective as of June 1, 2008;

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


         b. the Conversion Price as set forth in the Debentures shall be equal to the lesser of (a) the Fixed Conversion Price, or (b) an amount equal to seventy-five percent (75%) of the lowest volume weighted average price (the "VWAP") of the Common Stock as quoted by Bloomberg, LP during the ten (10) trading days immediately preceding the Conversion Date.

         c. All conversion calculations shall be rounded to the nearest twelfth (12th) decimal, at the sole option of the holder.

6.       COVENANTS

         a.    COMMON STOCK OF THE COMPANY. The Company shall, within thirty
               (30) days of the date hereof, have filed the appropriate paperwork with the Nevada Secretary of State and the United States Securities and Exchange Commission and increased the authorized shares of Common Stock the Company to fifteen billion (15,000,000,000) and to provide for a par value of no par value per share. Failure by the Company to do so shall be considered an Event of Default.

         b. FURTHER ASSURANCES. The Company shall, from and after the execution of this Agreement, execute and deliver to YA Global whatever additional documents, instruments, and agreements that YA Global may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in YA Global and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize YA Global to file any financing statements (including financing statements with a generic description of the collateral such as "all assets"), and take any other normal and customary steps, YA Global deems necessary to perfect or evidence YA Global's security interests and liens in any such collateral.

         c. NON-INTERFERENCE. From and after the termination of the Forbearance Period, the Company agrees not to interfere with the exercise by YA Global of any of its rights and remedies. The Company further agrees that it shall not seek to restrain or otherwise hinder, delay, or impair YA Global's efforts to realize upon any collateral granted to YA Global, or otherwise to enforce its rights and remedies pursuant to the Transaction Documents. The provisions of this Paragraph shall be specifically enforceable by YA Global.

         d. CROSS DEFAULT. The Company hereby acknowledges and agrees that any default or Event of Default under this Agreement or under any Transaction Document shall constitute an Event of Default under each other Transaction Document.

7. RELEASE. In exchange for the accommodations made by YA Global herein, the Company does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, "Company Parties") RELEASE AND FOREVER DISCHARGE YA Global and its subsidiaries and its respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators

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

         (collectively, "Buyer Parties") from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now has, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys' fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses. The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract. It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

8.       PROVISIONS OF GENERAL APPLICATION

         a. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control. The Transaction Documents and this Agreement shall be read and construed as one agreement.

         b. Governing Law. This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

         c. Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                     [SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

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



         IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

                                   GULF COAST OIL & GAS, INC.


                                   By:
                                   Name:    Rahim Rayani
                                   Title:   President & CEO


                                   YA GLOBAL INVESTMENTS, L.P.

                                   BY:      YORKVILLE ADVISORS, LLC
                                   ITS:     INVESTMENT MANAGER

                                   By:
                                   Name:
                                   Title:


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


                                   SCHEDULE A

                              TRANSACTION DOCUMENTS

1. Securities Purchase Agreement dated February 1, 2006, entered into by and between Gulf Coast Oil &Gas, Inc. (the "Company") and YA Global Investments, L.P. (formerly, Cornell Capital Partners, LP) (herein "YA Global") and Certain Wealth, Ltd. ("Certain Wealth") and TAIB Bank, B.S.C. ("TAIB"). YA Global, Certain Wealth, and TAIB are collectively referred to as the "Buyers".
2. Investor Registration Rights Agreement dated February 1, 2006, entered into by and between the Company and the Buyers, as amended.
3. Security Agreement dated February 1, 2006, entered into by and between the Company and the Buyers.
4. Irrevocable Transfer Agent Instructions dated February 1, 2006 entered into by and between the Company, the Buyers, and Worldwide Stock Transfer, LLC.

                                    EXHIBIT A

                                 DEFAULT NOTICE

                                    EXHIBIT B

                          FORM OF AMENDMENT TO WARRANTS



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

                                    EXHIBIT C

                                 FORM OF WARRANT



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                                    EXHIBIT D

                         FORM OF AMENDMENT TO DEBENTURES





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